Exhibit 99.1

Horizon Therapeutics plc Provides Preliminary 2020 Financial Results, Exceeding

Full-Year 2020 Net Sales and Adjusted EBITDA Guidance; Provides Update on

TEPEZZA® (teprotumumab-trbw) Supply and New KRYSTEXXA® (pegloticase injection) Trials

– Company to present at 39th Annual J.P. Morgan Healthcare Conference on Tuesday, Jan. 12, 2021 at 11:40 a.m. ET –

DUBLIN – Jan. 11, 2021 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced updates on its 2020 financial results, TEPEZZA supply and new KRYSTEXXA trials.

“Amid the most challenging environment we have ever faced, we had a record year of performance, exceeding our full-year 2020 net sales and adjusted EBITDA guidance, driven by the significant outperformance of TEPEZZA and the strong second-half performance of KRYSTEXXA,” said Tim Walbert, chairman, president and chief executive officer, Horizon. “We delivered exceptional shareholder value while expanding our pipeline, with six programs expected to begin this year, including two new KRYSTEXXA programs. Additionally, we successfully completed the first increased scale TEPEZZA lot and we are on track to submit the resultant data to the FDA by the end of this month.”

Full-Year 2020 Preliminary Financial Results (unaudited)

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Full-year 2020 net sales exceeded the high end of the Company’s guidance range of $2.12 billion to $2.14 billion; exceeding the high end of this guidance range represents year-over-year growth of more than 65 percent.

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Full-year 2020 adjusted EBITDA exceeded the high end of the Company’s guidance range of $920 million to $940 million; exceeding the high end of this guidance range represents year-over-year growth of more than 95 percent and an adjusted EBITDA margin expansion of more than 700 basis points compared to 2019.

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The outperformance was driven by strong net sales from its two key growth drivers, TEPEZZA, its biologic for the treatment of Thyroid Eye Disease (TED), and KRYSTEXXA, its biologic for the treatment of uncontrolled gout (chronic gout refractory to conventional therapy), as well as continued growth of its Rare Disease Business Unit.

•	TEPEZZA full-year 2020 net sales exceeded $800 million, with double-digit sequential growth in the fourth quarter of 2020.

•	KRYSTEXXA full-year 2020 net sales exceeded $400 million, with double-digit sequential growth in the fourth quarter of 2020.

•	Cash and cash equivalents at Dec. 31, 2020 were $2.08 billion and gross leverage was less than 1.1 times.

These preliminary financial results are unaudited and subject to adjustment. Horizon will report its final fourth quarter and full-year 2020 financial results in February.

TEPEZZA Supply Update

As previously announced on Dec. 17, 2020 the Company expects a short-term disruption in TEPEZZA supply as a result of government-mandated COVID-19 vaccine production orders related to Operation Warp Speed that dramatically restricted capacity available for TEPEZZA at its drug product contract manufacturer, Catalent. The Company anticipates that this drug supply shortage could last through the first quarter. The length of the TEPEZZA supply disruption will depend on whether future manufacturing slots are successfully completed as well as decisions by the U.S. Food and Drug Administration (FDA) regarding the increased scale manufacturing process of TEPEZZA.

The Company has made significant progress with TEPEZZA drug product supply over the last several weeks, successfully completing its first manufacturing lot at increased scale and beginning its second manufacturing lot at increased scale. The Company continues to expect to submit data this month from the first increased scale drug product manufacturing lot to the FDA for its review and approval.

Pipeline Update

The Company also announced two new KRYSTEXXA development programs it expects to begin in 2021, bringing the total number of programs in its pipeline to 14.

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KRYSTEXXA monthly dosing trial: This open-label trial will evaluate a monthly dosing regimen of KRYSTEXXA, with methotrexate, to treat people with uncontrolled gout. The current dosing schedule for KRYSTEXXA is every other week. The goal of the trial is to explore whether a monthly dosing regimen can provide similar outcomes as the current dosing schedule.

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KRYSTEXXA retreatment trial: This open-label trial will evaluate KRYSTEXXA, with methotrexate, in patients who have previously failed KRYSTEXXA. The goal of the trial is to evaluate whether patients can benefit from KRYSTEXXA, with methotrexate, after developing an immune response to KRYSTEXXA when taken alone. Patients who have previously failed KRYSTEXXA have limited options available to address their uncontrolled gout.

Presentation Information

Mr. Walbert will present at the J.P. Morgan Healthcare Conference at 11:40 a.m. ET on Jan. 12, 2021. The conference presentation will be webcast live and may be accessed by visiting Horizon’s website at http://ir.horizontherapeutics.com. A replay of the webcast will be available following the event.

About KRYSTEXXA

INDICATIONS AND USAGE

KRYSTEXXA (pegloticase injection) is a PEGylated uric acid specific enzyme indicated for the treatment of chronic gout in adult patients refractory to conventional therapy.

Gout refractory to conventional therapy occurs in patients who have failed to normalize serum uric acid and whose signs and symptoms are inadequately controlled with xanthine oxidase inhibitors at the maximum medically appropriate dose or for whom these drugs are contraindicated.

Important Limitations of Use: KRYSTEXXA is not recommended for the treatment of asymptomatic hyperuricemia.

IMPORTANT SAFETY INFORMATION

WARNING: ANAPHYLAXIS AND INFUSION REACTIONS

Anaphylaxis and infusion reactions have been reported to occur during and after administration of KRYSTEXXA. Anaphylaxis may occur with any infusion, including a first infusion and generally manifests within 2 hours of the infusion. However, delayed-type hypersensitivity reactions have also been reported. KRYSTEXXA should be administered in healthcare settings and by healthcare providers prepared to manage anaphylaxis and infusion reactions. Patients should be premedicated with antihistamines and corticosteroids. Patients should be closely monitored for an appropriate period of time for anaphylaxis after administration of KRYSTEXXA. Serum uric acid levels should be monitored prior to infusions, and healthcare providers should consider discontinuing treatment if levels increase to above 6 mg/dL, particularly when 2 consecutive levels above 6 mg/dL are observed.

The risk of anaphylaxis and infusion reactions is higher in patients who have lost therapeutic response.

Concomitant use of KRYSTEXXA and oral urate-lowering agents may blunt the rise of sUA levels. Patients should discontinue oral urate-lowering agents and not institute therapy with oral urate-lowering agents while taking KRYSTEXXA.

In the event of anaphylaxis or infusion reaction, the infusion should be slowed, or stopped and restarted at a slower rate.

Patients should be informed of the symptoms and signs of anaphylaxis and instructed to seek immediate medical care should anaphylaxis occur after discharge from the healthcare setting.

CONTRAINDICATIONS: G6PD DEFICIENCY ASSOCIATED HEMOLYSIS AND METHEMOGLOBINEMIA

Patients should be screened for G6PD deficiency prior to starting KRYSTEXXA. Hemolysis and methemoglobinemia have been reported with KRYSTEXXA in patients with G6PD deficiency. KRYSTEXXA should not be administered to these patients.

GOUT FLARES

An increase in gout flares is frequently observed upon initiation of anti-hyperuricemic therapy, including treatment with KRYSTEXXA. If a gout flare occurs during treatment, KRYSTEXXA need not be discontinued. Gout flare prophylaxis with a non-steroidal anti-inflammatory drug (NSAID) or colchicine is recommended starting at least 1 week before initiation of KRYSTEXXA therapy and lasting at least 6 months, unless medically contraindicated or not tolerated.

CONGESTIVE HEART FAILURE

KRYSTEXXA has not been studied in patients with congestive heart failure, but some patients in the clinical trials experienced exacerbation. Caution should be exercised when using KRYSTEXXA in patients who have congestive heart failure, and patients should be monitored closely following infusion.

ADVERSE REACTIONS

The most commonly reported adverse reactions in clinical trials with KRYSTEXXA were gout flares, infusion reactions, nausea, contusion or ecchymosis, nasopharyngitis, constipation, chest pain, anaphylaxis and vomiting.

Please see Full Prescribing Information and Medication Guide for more information.

About TEPEZZA

INDICATION

TEPEZZA is indicated for the treatment of Thyroid Eye Disease.

IMPORTANT SAFETY INFORMATION

Warnings and Precautions

Infusion Reactions: TEPEZZA may cause infusion reactions. Infusion reactions have been reported in approximately 4% of patients treated with TEPEZZA. Reported infusion reactions have usually been mild or moderate in severity. Signs and symptoms may include transient increases in blood pressure, feeling hot, tachycardia, dyspnea, headache and muscular pain. Infusion reactions may occur during an infusion or within 1.5 hours after an infusion. In patients who experience an infusion reaction, consideration should be given to premedicating with an antihistamine, antipyretic, or corticosteroid and/or administering all subsequent infusions at a slower infusion rate.

Preexisting Inflammatory Bowel Disease: TEPEZZA may cause an exacerbation of preexisting inflammatory bowel disease (IBD). Monitor patients with IBD for flare of disease. If IBD exacerbation is suspected, consider discontinuation of TEPEZZA.

Hyperglycemia: Increased blood glucose or hyperglycemia may occur in patients treated with TEPEZZA. In clinical trials, 10% of patients (two-thirds of whom had preexisting diabetes or impaired glucose tolerance) experienced hyperglycemia. Hyperglycemic events should be managed with medications for glycemic control, if necessary. Monitor patients for elevated blood glucose and symptoms of hyperglycemia while on treatment with TEPEZZA. Patients with preexisting diabetes should be under appropriate glycemic control before receiving TEPEZZA.

Adverse Reactions

The most common adverse reactions (incidence ≥5% and greater than placebo) are muscle spasm, nausea, alopecia, diarrhea, fatigue, hyperglycemia, hearing impairment, dysgeusia, headache and dry skin.

For additional information on TEPEZZA, please see Full Prescribing Information at TEPEZZAhcp.com.

About Horizon

Horizon is focused on researching, developing and commercializing medicines that address critical needs for people impacted by rare and rheumatic diseases. Our pipeline is purposeful: we apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, please visit www.horizontherapeutics.com and follow us on Twitter, LinkedIn, Instagram and Facebook.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures and include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain or loss from divestiture, gain or loss from sale of assets, upfront, progress and milestone payments related to license and collaboration agreements, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, the income tax effect on pre-tax non-GAAP adjustments and other non-GAAP income tax adjustments, as well as non-cash items such as share-based compensation, depreciation and amortization, non-cash interest expense, long-lived asset impairment charges and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s estimated 2020 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2020 adjusted EBITDA estimates to an estimated net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably estimated due to the significant impact of the variability associated with the size or timing of acquisitions/divestitures and other factors related to Horizon’s year-end financial closing process. These components of net income (loss) could significantly impact Horizon’s actual net income (loss).

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to expected financial performance and operating results, including potential growth in net sales of certain of Horizon’s medicines; plans with respect to product development efforts, including planned clinical trials; potential market opportunity for, regulatory approval of and benefits of Horizon’s medicines and medicine candidates; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; the impacts of the COVID-19 pandemic and actions taken to slow its spread, including impacts on the supply and net sales of Horizon’s medicines and potential delays in clinical trials; Horizon’s ability to grow net sales from existing medicines and successfully launch new medicines; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Horizon contacts:

Tina Ventura

Senior Vice President, Investor Relations

Investor-relations@horizontherapeutics.com

Ruth Venning

Executive Director, Investor Relations

Investor-relations@horizontherapeutics.com

U.S. Media Contacts:

Geoff Curtis

Executive Vice President, Corporate Affairs & Chief Communications Officer

media@horizontherapeutics.com

Ireland Media Contact:

Gordon MRM

Ray Gordon

ray@gordonmrm.ie